UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            Form 8-A


        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


INSIGNIA FINANCIAL GROUP, INC.          INSIGNIA FINANCING I
(Exact name of registrant               (Exact name of registrant
  as specified in charter)                as specified in
                                          certificate of trust)

    Delaware                               Delaware
(State of incorporation                 (State of incorporation
  or organization)                        or organization)


    13-3591193                             57-6176373
(I.R.S. Employer                        (I.R.S. Employer
Identification No.)                     Identification No.)

                  One Insignia Financial Plaza
         P.O. Box 1089, Greenville, South Carolina 29602
            (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

                              None

Securities to be registered pursuant to Section 12(g) of the Act:


     Title of each class           Name of each exchange on which
     to be so registered           each class is to be registered

6-1/2% Trust Convertible           None
Preferred Securities (the "Trust
Securities")

Convertible Preferred              None
Securities Guarantee with
respect to the Trust Securities

6-1/2% Convertible Subordinated    None
Debentures due September 30,
2016



Item 1.   Description of Registrant's Securities to be
Registered.

          The 6-1/2% Trust Convertible Preferred Securities (the "Trust Securities") of Insignia Financing I (the "Trust"), a statutory business trust organized under the laws of the State of Delaware, registered hereby represent preferred undivided beneficial interests in the Trust and are guaranteed by Insignia Financial Group, Inc., a Delaware corporation (the "Company"), to the extent set forth in the Convertible Preferred Securities Guarantee Agreement (the "Guarantee"), which has been filed as Exhibit 4.6 to the Registration Statement on Form S-3 of the Company and the Trust (Registration Nos. 333-17595 and 333-17595-01) (as amended, the "Registration Statement"). The descriptions of the Trust Securities and the Guarantee are set forth in the Prospectus (as defined in Item 2 below), which is included in and forms part of the Registration Statement, and such descriptions are incorporated by reference herein.

          The 6-1/2% Convertible Subordinated Debentures due September 30, 2016 (the "Convertible Subordinated Debt Securities") of the Company registered hereby are issued under an Indenture, dated as of November 1, 1996, between the Company and First Union National Bank of South Carolina, as Trustee. The Indenture has been filed as Exhibit 4.3 to the Registration Statement. The description of the Convertible Subordinated Debt Securities registered hereby is set forth in the Prospectus, which is included in and forms part of the Registration Statement, and such descriptions are incorporated by reference herein.

Item 2.   Exhibits.

2.1 Registration Statement on Form S-3, as amended, filed with the Securities and Exchange Commission on December
          10, 1996, File Nos. 333-17595 and 333-17595-01.

2.2 Prospectus contained within the Registration Statement, along with any subsequent Prospectus pertaining to the resale of the Convertible Preferred Securities included within and forming a part of the Registration Statement (the "Prospectus") (incorporated herein by this reference to the Registration Statement).

2.3 Declaration of Trust of Insignia Financing I, dated as of October 4, 1996, among First Union Bank of Delaware, as Delaware Trustee, and John K. Lines and Ronald
          Uretta, as Trustees (incorporated herein by this reference to Exhibit 4.1 to the Registration
          Statement).

2.4 Amended and Restated Declaration of Trust of Insignia Financing I, dated as of November 1, 1996, among Insignia Financial Group, Inc., as Sponsor, First Union National Bank of South Carolina, as Property Trustee, First Union Bank of Delaware, as Delaware Trustee and Andrew L. Farkas, John K. Lines and Ronald Uretta as Regular Trustees (incorporated herein by this reference to Exhibit 4.2 to the Registration Statement).

2.5 Indenture for the 6 and 1/2% Convertible Subordinated Debentures, dated as of November 1, 1996, between Insignia Financial Group, Inc., as Issuer, and First Union National Bank of South Carolina, as Trustee (incorporated herein by this reference to Exhibit 4.3 to the Registration Statement).

2.6 Preferred Securities Guarantee Agreement, dated as of November 1, 1996, between Insignia Financial Group, Inc., as Guarantor, and First Union National Bank of South Carolina, as Preferred Guarantee Trustee (incorporated herein by this reference to Exhibit 4.6 to the Registration Statement).

2.7       Form of 6 and 1/2% Convertible Preferred Securities
          (incorporated herein by this reference to Exhibit 4.4 to the Registration Statement).

2.8       Form of 6 and 1/2% Convertible Subordinated Debentures
          (incorporated herein by this reference to Exhibit 4.5 to the Registration Statement).

                           SIGNATURES


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated:    March 17, 1997

                                   INSIGNIA FINANCIAL GROUP, INC.

                                   By: /s/ John K. Lines
                                   Name:   John K. Lines
                                   Title:  General Counsel and
                                           Secretary

                                   INSIGNIA FINANCING I

                                   By: /s/ John K. Lines
                                   Name:   John K. Lines
                                   Title:  Regular Trustee